UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2008

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Fiserv, Inc. (the “Company”) has realigned its business operations in connection with its integration of CheckFree Corporation (“CheckFree”) and will begin to report its financial results in the following new operating segments beginning with the first quarter of 2008:

Financial Institution Services. The Financial Institution Services (“Financial”) segment provides core account processing solutions, item processing, deposit automation, loan origination and servicing products, cash management, and consulting services for financial institutions.

Payments and Industry Products. The Payments and Industry Products (“Payments”) segment provides electronic transaction processing services, including EFT and debit processing, internet banking, electronic bill payment and presentment services and biller services. This segment also provides card and print personalization services, risk and transaction management products and investment account processing services.

Insurance Services. The Insurance Services (“Insurance”) segment provides core policy claims and billing administration systems for life and property and casualty insurance carriers and agencies, workers’ compensation transaction processing and administration services for pharmacies and insurance carriers, and flood claims processing and program administration.

Corporate and Other. The Corporate and Other (“Corporate and Other”) segment includes unallocated corporate overhead expenses, amortization expense of acquisition-related intangible assets and intercompany eliminations.

The Company is filing this Current Report on Form 8-K only to provide recasted quarterly historical operating segment information for 2007 and 2006. There are no changes to previously reported consolidated financial information.

Item 9.01	Financial Statements and Exhibits.

Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Quarterly Financial Information by Segment for 2007 and 2006 (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: April 28, 2008	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Quarterly Financial Information by Segment for 2007 and 2006 (unaudited)